Exhibit 99.1

Alto Neuroscience Announces $50 Million Private Placement Financing

– Financing led by Perceptive Advisors with participation from new and existing biotech focused investors –

– Alto expects to use the proceeds of this financing to accelerate development of ALTO-207 in Treatment Resistant Depression –

Mountain View, Calif., October 20, 2025 — Alto Neuroscience, Inc. (“Alto”) (NYSE: ANRO), a clinical-stage biopharmaceutical company focused on the development of novel precision medicines for neuropsychiatric disorders, announced today that it has entered into a securities purchase agreement with institutional and accredited investors to sell securities in a private placement financing (the “PIPE”) for gross proceeds of approximately $50 million, before deducting offering expenses. The financing was led by Perceptive Advisors, with participation by new and existing institutional investors, including Commodore Capital, Vestal Point Capital, Vivo Capital, and a large biotech dedicated investor.

Alto intends to use the proceeds from the PIPE to accelerate the development of ALTO-207, a fixed-dose combination of pramipexole (a dopamine D3-preferring D3/D2 agonist) and ondansetron, following a successful FDA meeting regarding the development path of the program, as well as for working capital and general corporate purposes. Alto expects to initiate a Phase 2b study of ALTO-207 in treatment resistant depression (TRD) by mid-2026, which has the potential to be a pivotal study. With the funding from the PIPE, the Company now also expects to initiate a Phase 3 study of ALTO-207 in TRD patients by early 2027.

“We appreciate the support of this esteemed group of investors, which reflects strong confidence in Alto’s precision psychiatry platform and clinical pipeline,” said Amit Etkin, M.D., Ph.D., founder and chief executive officer of Alto Neuroscience. “Following the successful outcome of our FDA meeting for ALTO-207, this financing positions us to advance the program more rapidly toward pivotal studies and patients in need.”

In the PIPE, Alto is selling an aggregate of 3,832,263 shares of its common stock at a price of $5.914 per share and, in lieu of common stock to certain investors, pre-funded warrants to purchase up to an aggregate of 4,622,251 shares of common stock at a purchase price of $5.9139 per pre-funded warrant. Each pre-funded warrant has an exercise price of $0.0001 per share of common stock, will be immediately exercisable, subject to certain conditions set forth in each pre-funded warrant, and will not expire. The PIPE is expected to close on October 21, 2025, subject to customary closing conditions. The financing was priced at-the-market under NYSE rules. Cooley LLP served as counsel to Alto for this transaction.

The securities to be sold in the PIPE, including the shares of common stock underlying the pre-funded warrants, have not been registered under the Securities Act of 1933, as amended, or applicable state securities laws. Accordingly, these securities may not be offered or sold in the United States except pursuant to an effective registration statement or an applicable exemption from the registration requirements of the Securities Act. Alto has agreed to file a registration statement with the Securities and Exchange Commission (SEC) registering the resale of the shares of common stock and shares of common stock issuable upon the exercise of the pre-funded warrants issued in the PIPE.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy these securities, nor shall there be any sale of these securities in any state or other jurisdiction in which such offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such jurisdiction.

About ALTO-207

ALTO-207 is a fixed-dose combination of pramipexole, a dopamine D3-preferring D3/D2 agonist, approved for the treatment of Parkinson’s disease with demonstrated antidepressant effect, and ondansetron, an antiemetic, selective 5-HT3 receptor antagonist. As a fixed-dose combination, ALTO-207 is designed to enable rapid titration and higher dosing by mitigating the dose-limiting adverse events typically experienced with pramipexole. ALTO-207 is being developed to address the significant unmet need for patients with treatment resistant depression.

In a randomized, placebo-controlled Phase 2a clinical trial evaluating ALTO-207 in 32 patients with depression ALTO-207 met primary and secondary endpoints demonstrating significantly greater improvements on MADRS compared to placebo. Patients randomized to receive ALTO-207 reached a mean dose of 4.1mg per day. ALTO-207 was well tolerated in the maintenance period of the study with an adverse event rate similar to placebo.

About Alto Neuroscience

Alto Neuroscience is a clinical-stage biopharmaceutical company with a mission to redefine psychiatry by leveraging neurobiology to develop personalized and highly effective treatment options. Alto’s Precision Psychiatry Platform™ measures brain biomarkers by analyzing EEG activity, neurocognitive assessments, wearable data, and other factors to better identify which patients are more likely to respond to Alto product candidates. Alto’s clinical-stage pipeline includes novel drug candidates in bipolar depression, major depressive disorder, treatment resistant depression (TRD), and schizophrenia, and other mental health conditions.

Forward-Looking Statements

This press release may contain forward-looking statements made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These statements may be identified by words such as aims,” “anticipates,” “believes,” “could,” “estimates,” “expects,” “forecasts,” “goal,” “intends,” “look forward,” “may,” “plans,” “possible,” “potential,” “seeks,” “will” and variations of these words or similar expressions that are intended to identify forward-looking statements, although not all forward-looking statements contain these words. Forward-looking statements in this press release include, but are not limited to, the timing, size and closing of the proposed PIPE; expectations regarding market conditions, the satisfaction of customary closing conditions related to the PIPE and the anticipated use of proceeds therefrom; statements regarding Alto’s expectations about the potential benefits, activity, effectiveness, tolerability, and safety of its product candidates and Precision Psychiatry Platform (“Platform”); statements regarding Alto’s expectations for the design, timing, and results of its planned Phase 2b and Phase 3 trials of ALTO-207 in TRD; Alto’s expectations with regard to the general design and results of its research and development programs and clinical trials, including the timing of enrollment and the timing and availability of data from such trials; Alto’s business strategy and financial position, as well as Alto’s expectations regarding funding, operating and working capital expenditures; and other statements that are not historical fact. Actual results or events could differ materially from the plans, intentions and expectations disclosed in these forward-looking statements as a result of various factors, including the risks and uncertainties associated with market conditions and the satisfaction of customary closing conditions related to the proposed financing, uncertainties inherent in the initiation, progress and completion of clinical trials, and other important factors, any of which could cause Alto’s actual results to differ from those contained in the forward-looking statements, which are described in greater detail in the section titled “Risk Factors” in each of Alto’s Annual Report on Form 10-K for the fiscal year ended December 31, 2024 and Alto’s Quarterly Report on Form 10-Q for the fiscal quarter ended June 30, 2025 filed with the SEC as well as in other filings Alto may make with the SEC in the future. Any forward-looking statements contained in this press release speak only as of the date hereof, and Alto expressly disclaims any obligation to update any forward-looking statements contained herein, whether because of any new information, future events, changed circumstances or otherwise, except as required by law.

Investor and Media Contact:

Nick Smith
investors@altoneuroscience.com

media@altoneuroscience.com